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                                                                EXHIBIT 21.1




                       SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                                        Jurisdiction
------------------                                        ------------

BackWeb Technologies Inc.                                 Delaware

BackWeb Canada Inc.                                       Canada

BackWeb Technologies B.V.                                 Netherlands

BackWeb K.K.                                              Japan

BackWeb Technologies Europe Limited                       United Kingdom